                                                                     EXHIBIT 2.2

              COLLATERAL ASSIGNMENT OF DEBT AND SECURITY AGREEMENTS

      This Collateral Assignment of Debt and Security Agreements ("Agreement") dated January 29, 2002 by and between Congress Financial Corporation (Southwest), a Texas corporation ("Secured Party"), and Advanced Aerodynamics & Structures, Inc., a Delaware corporation ("Debtor").

                              W I T N E S S E T H:

      WHEREAS, Secured Party has assigned to Debtor and Debtor has purchased and accepted all of Secured Party's right, title and interest in and to all of the Assigned Rights (as hereinafter defined) in accordance with the terms and conditions of the Assignment and Assumption Agreement, dated of even date herewith, between Secured Party and Debtor (the "Assignment and Assumption Agreement" as hereinafter further defined) and the Assignment Agreements (as hereinafter defined); and

      WHEREAS, Debtor has agreed to pay, and Secured Party has agreed to accept payment of, a portion of the Purchase Price (as hereinafter defined) pursuant to the issuance of the AASI Secured Notes (as hereinafter defined) as set forth herein; and

      WHEREAS, in order to induce Secured Party to accept the AASI Secured Notes, Debtor has agreed to assign and grant to Secured Party certain collateral security as set forth herein;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

      For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

      1.1 "AASI Secured Notes" shall mean, collectively (as the same now exist
           ------------------
or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced), the following:(a) the Secured Tranche A Promissory Note, dated of even date herewith, made by Debtor payable to the order of Secured Party in the original principal amount of $500,000, (b) the Secured Tranche B Promissory Note, dated of even date herewith, made by Debtor payable to the order of Secured Party in the original principal amount of $2,500,000, (c) the Secured Tranche C Promissory Note, dated of even date herewith, made by Debtor payable to the order of Secured

Party in the original principal amount of $1,500,000, and (d) the Tranche D Note; each sometimes being referred to herein individually as an "AASI Secured Note".

      1.2 "AASI Security Agreements" shall mean, collectively (as the same now
           ------------------------
exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced), the following: (i) this Agreement, (ii) the AASI Secured Notes and (iii) all other agreements, documents and instruments executed or delivered in connection therewith; each sometimes being referred to herein individually as an "AASI Security Agreement".

      1.3 "AASI Type Certificate Assets" shall have the meaning set forth on
           ----------------------------
Schedule 1.3 hereto.

      1.4 "Assigned Rights" shall have the meaning given to such term in the
           ---------------
Assignment and Assumption Agreement.

      1.5 "Assignment and Assumption Agreement" shall mean the Assignment and
           -----------------------------------
Assumption Agreement, dated of even date herewith, between Secured Party and Debtor, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.6 "Assignment Agreements" shall mean, collectively, the following (as
           ---------------------
the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Assignment and Assumption Agreement, (b) the Transfer Notice (as defined in the Assignment and Assumption Agreement), (c) this Agreement, (d) the AASI Secured Notes and the other AASI Security Agreements, and (e) all other agreements, documents and instruments executed or delivered in connection with any of the foregoing.

      1.7 "Bankruptcy Code" shall mean the United States Bankruptcy Code, being
           ---------------
Title 11 of the United States Code as enacted in 1978, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.8 "Bankruptcy Court" shall mean the United States Bankruptcy Court for
           ----------------
the Western District of Texas or any other court having jurisdiction over the Chapter 11 Case from time to time.

      1.9 "Borrower" shall mean Mooney Aircraft Corporation, a New Jersey
           --------
corporation, as a Debtor and Debtor-in-Possession, and its successors and assigns (including, without limitation, any trustee or other fiduciary hereafter appointed as its legal representative or with respect to the property of the estate of such corporation whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case and its successor upon conclusion of the Chapter 11 Case of such corporation).

      1.10 "Cash Purchase Price" shall mean the cash portion of the Purchase
            -------------------
Price in the amount of $3,500,000 payable by Debtor to Secured Party in accordance with the terms and conditions of the Assignment and Assumption Agreement and the other Assignment Agreements.

      1.11 "Chapter 11 Case" shall mean the Chapter 11 Case of Borrower,
            ---------------
referred to as In re Mooney Aircraft Corporation, Chapter 11 Case No. 01-53433K, which is being administered under the Bankruptcy Code, and is pending in the Bankruptcy Court.

      1.12 "Collateral" shall mean all now owned or hereafter acquired real and
            ----------
personal property of Borrower's estate, wheresoever located, of any kind or nature, upon which a security interest or lien has been granted pursuant to the Financing Agreements or the Final Financing Order.

      1.13 "Default" shall mean an act, condition or event which with notice or
            -------
passage of time or both would constitute an Event of Default.

      1.14 "Deferred Purchase Price" shall mean the deferred portion of the
            -----------------------
Purchase Price in the amount of $10,214,408.71 payable by Debtor to Secured Party in accordance with the terms and conditions of the AASI Secured Notes.

      1.15 "Deferred Purchase Price Collateral" shall have the meaning given to
            ----------------------------------
such term in Section 2.1 hereof.

      1.16 "Deferred Purchase Price Obligations" shall mean all obligations,
            -----------------------------------
liabilities and indebtedness of every kind, nature and description owing by Debtor to Secured Party or its affiliates, including, without limitation, principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under, evidenced by or related to any of the AASI Secured Notes, this Agreement, the Assignment Agreements or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Debtor under the Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Secured Party.

      1.17 "Event of Default" shall mean the occurrence or existence of any
            ----------------
event or condition described in Section 4 hereof.

      1.18 "FAA Type Certificate Collateral" shall have the meaning set forth on
            -------------------------------
Schedule 1.18 hereto.

      1.19 "Financing Agreements" shall have the meaning given to such term in
            --------------------
the Assignment and Assumption Agreement.

      1.20 "Governmental Authority" shall mean any nation or government, any
            ----------------------
state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      1.21 "Guarantors" shall mean, collectively, (a) AVAQ Group, Inc., a
            ----------
Florida corporation, and Avion Holding Corporation, a Delaware corporation, and their respective successors and assigns, and (b) Paul S. Dopp , his heirs, executors, administrators, successors and assigns; provided, that, if a collateral assignment of life insurance policy or policies maintained by Debtor on the life of Paul S. Dopp are executed and delivered in accordance with the terms as of the Loan Agreement in an aggregate amount of not less than $2,500,000, Paul Dopp shall mean Paul S. Dopp, his successors and assigns, but not his heirs, executors or administrators; each of the foregoing sometimes being referred to herein individually as a "Guarantor".

      1.22 "Loan Agreement" shall have the meaning given to such term in the
            --------------
Assignment and Assumption Agreement.

      1.23 "Obligations" shall have the meaning given in the Assignment and
            -----------
Assumption Agreement.

      1.24 "Permitted Restructuring" shall mean the merger of Debtor into, or
            -----------------------
consolidation of the Debtor with Borrower to the extent set forth in, and in accordance with the terms and conditions of, Section 3.10 hereof.

      1.25 "Proof of Claim" shall mean the Proof of Claim, together with the
            --------------
Proof of Claim Rider, filed on November 19, 2001, by Secured Party with the Bankruptcy Court evidencing each of Secured Party's pre-petition secured claim, post-petition secured claim and super-priority administrative claim against Debtor in the Chapter 11 Case.

      1.26 "Purchase Price" shall mean the Cash Purchase Price (as defined in
            --------------
the Assignment and Assumption Agreement) and the Deferred Purchase Price.

      1.27 "Tranche D Note" shall mean the Limited Recourse Secured Tranche D
            --------------
Promissory Note, dated of even date herewith, made by Assignee payable to the order of Assignor in the original principal amount of $5,714,408.71, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.28 "Transfer for Security Notice" shall mean the Notice of Transfer for
            ----------------------------
Security filed with the Bankruptcy Court in the Chapter 11 Case to duly reflect the assignment of the Assigned

Rights by Debtor to Secured Party as collateral security for the Deferred Purchase Price Obligations.

      1.29 "UCC" shall mean the Uniform Commercial Code as in effect in the
            ---
State of Texas, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Texas on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Secured Party may otherwise determine).

SECTION 2. GRANT OF SECURITY INTEREST AND ASSIGNMENT
           -----------------------------------------

      2.1 As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Deferred Purchase Price Obligations, Debtor hereby assigns, pledges, transfers and sets over to Secured Party, and grants to Secured Party a continuing security interest in and a general lien upon all of the following assets and properties of Debtor, and all of Debtor's right, title and interest in and to any such assets and properties (the "Deferred Purchase Price Collateral"):

            (a) the Obligations, including, without limitation, all Loans;

            (b) the Financing Agreements;

            (c) all amounts at any time due and payable thereunder or in connection with the Loan Agreement and the other Financing Agreements;

            (d) the Proof of Claim;

            (e) all claims (including "claims" as defined in Bankruptcy Code ss. 101(5)), suits, causes of action, and any other right of Debtor, whether known or unknown, against Borrower, any Guarantor, or any of their respective Affiliates, agents, representatives, contractors or advisors that in any way is based upon, arises out of or is related to any of the foregoing, including, to the extent permitted to be assigned under applicable law, all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of Debtor against any attorney, accountant or financial advisor arising under or in connection with the Financing Agreements;

            (f) all guarantees by Guarantors and all Collateral and security of any kind for or in respect of the foregoing, including, without limitation, all right, title and interest of Debtor in and to any property and assets of Borrower in which Debtor has or may have a security interest, lien, mortgage, claim or other interest in respect of all or any portion of the obligations, liabilities or indebtedness of Borrower or any Guarantor evidenced by or arising under the Loan Agreement or any of the other Financing Agreements or otherwise;

            (g) all securities, or other property, and all setoffs and recoupments, received, applied, or effected by or for the account of Debtor under the Loans, if any, and other extensions of credit under the Financing Agreements (whether for principal, interest, fees, reimbursement obligations, or otherwise) after the date hereof, including all distributions obtained by or through redemption, consummation of a plan of reorganization, restructuring, liquidation, or otherwise of Borrower, any Guarantor or the Financing Agreements, and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing;

            (h) all commercial tort claims arising under or in connection with the Financing Agreements, the Obligations, the Collateral or the Chapter 11 Case;

            (i) all books and records of Debtor related to Assigned Rights or any of the Deferred Purchase Price Collateral;

            (j) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of any of the foregoing.

     2.2 Perfection of Security Interests.
         --------------------------------

            (a) Debtor irrevocably and unconditionally authorizes Secured Party (or its agent) to file at any time and from time to time such financing statements with respect to the Deferred Purchase Price Collateral naming Secured Party or its designee as the secured party and Debtor as debtor, as Secured Party may require, and including any other information with respect to Debtor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Secured Party may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Debtor hereby ratifies and approves all financing statements naming Secured Party or its designee as secured party and Debtor as debtor with respect to the Deferred Purchase Price Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Secured Party prior to the date hereof and ratifies and confirms the authorization of Secured Party to file such financing statements (and amendments, if any). Debtor hereby authorizes Secured Party to adopt on behalf of Debtor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Secured Party or its designee as the secured party and Debtor as debtor includes assets and properties of Debtor that do not at any time constitute Deferred Purchase Price Collateral, whether hereunder, under any of the other Assignment Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Debtor to the extent of the Deferred Purchase Price Collateral included in such description and it shall not render the financing statement ineffective as to any of the Deferred Purchase Price Collateral or otherwise affect the financing statement as it applies to any of the Deferred Purchase Price Collateral. In no event shall Debtor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Secured Party or its designee as secured party and Debtor as debtor.

            (b) Debtor shall take any other actions reasonably requested by Secured Party from time to time to cause the attachment, perfection and first priority of, and the ability of Secured Party to enforce, the security interest of Secured Party in any and all of the Deferred Purchase Price Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Debtor's signature thereon is required therefor, (ii) causing Secured Party's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interest of Secured Party in such Deferred Purchase Price Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Deferred Purchase Price Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interest of Secured Party in such Deferred Purchase Price Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Deferred Purchase Price Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

      2.3 The assignment set forth herein from Debtor to Secured Party shall not in any way affect or impair any security interests and liens of Secured Party in the assets and properties of Debtor or separately granted directly to Secured Party by Borrower or any Guarantor. Nothing contained herein shall be construed to constitute or impose any obligation or liability upon Secured Party in respect of the Loan Agreement or any of the other Financing Agreements or otherwise in favor of Borrower, any Guarantor or any other third party.

      2.4 Notwithstanding anything to the contrary contained in Section 2.1 hereof, Secured Party agrees to release and reassign such security interest in and lien on the Deferred Purchase Price Collateral so long as each of the following conditions shall have been satisfied: (a) no Default or Event of Default shall exist or shall have occurred and be continuing; (b) Secured Party shall have received and retained payment in full of all of the Deferred Purchase Price Obligations in immediately available funds, except for (i) the Deferred
                                                  ------
Purchase Obligations evidenced by the Tranche D Note and (ii) the Deferred Purchase Obligations in the principal amount of $750,000 evidenced by the Secured Tranche C Promissory Note, dated of even date herewith, made by Debtor payable to the order of Secured Party in the original principal amount of $1,500,000; and (c) all other conditions to such release under the Assignment Agreements shall have been satisfied.

      2.5 Notwithstanding anything to the contrary contained in Section 2.1 hereof, upon the occurrence of a Permitted Restructuring, Secured Party agrees to release and reassign such security interest in and lien on the Deferred Purchase Price Collateral so long as each of the conditions set forth in Section 3.10 hereof shall have been satisfied as determined by Secured Party.

      3. REPRESENTATIONS, WARRANTIES AND COVENANTS
         -----------------------------------------

      Debtor hereby represents, warrants and covenants with and to Secured Party the following (all such representations, warranties and covenants continuing so long as any of the Deferred Purchase Obligations are outstanding):

      3.1 Deferred Purchase Price. Debtor agrees to promptly pay and perform all
          -----------------------
obligations when due in respect of the Deferred Purchase Price Obligations pursuant to the Assignment and Assumption Agreement and in accordance with the terms and conditions of this Agreement, the AASI Secured Notes and the other Assignment Agreements.

      3.2 Corporate Existence; Power and Authority. Debtor is a corporation duly
          ----------------------------------------
organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Debtor's financial condition, results of operation or business or the rights of Secured Party in or to any of the Deferred Purchase Price Collateral. The execution, delivery and performance of this Agreement, the other Assignment Agreements and the transactions contemplated hereunder and thereunder
(a) are all within Debtor's corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of Debtor's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Debtor is a party or by which Debtor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Debtor. This Agreement and the other Assignment Agreements constitute legal, valid and binding obligations of Debtor enforceable in accordance with their respective terms.

      3.3 Name; State of Organization; Chief Executive Office; Collateral
          ---------------------------------------------------------------
Locations.
---------

            (a) The exact legal name of Debtor is as set forth on the signature page of this Agreement and in Schedule 3.3 hereto. Debtor has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in Schedule 3.3 hereto.

            (b) Debtor is an organization of the type and organized in the jurisdiction set forth on Schedule 3.3 hereto. Schedule 3.3 hereto accurately sets forth the organizational identification number of Debtor or accurately states that Debtor has none and accurately sets forth the federal employer identification number of Debtor.

            (c) The chief executive office and mailing address of Debtor and Debtor's books and records are located only at the address identified as such in
Schedule 3.3 hereto and its only other places of business and the only other locations of the assets and properties of Debtor, if any, are the addresses set forth in Schedule 3.3 hereto.

      3.4 Maintenance of Existence.
          ------------------------

            (a) Debtor shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted, except to the extent permitted by, and in accordance with the terms and conditions of, a Permitted Restructuring.

            (b) Debtor shall not change its name unless each of the following conditions is satisfied: (i) Secured Party shall have received not less than thirty (30) days' prior written notice from Debtor of such proposed change in its corporate name, which notice shall accurately set forth the new name; and
(ii) Secured Party shall have received a copy of the amendment to the Certificate of Incorporation of Debtor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of Debtor as soon as it is available.

            (c) Debtor shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Secured Party shall have received not less than thirty (30) days' prior written notice from Debtor of such proposed change, which notice shall set forth such information with respect thereto as Secured Party may require and Secured Party shall have received such agreements as Secured Party may reasonably require in connection therewith. Debtor shall not change its type of organization, jurisdiction of organization or other legal structure, except to the extent permitted by, and in accordance with the terms and conditions of, a Permitted Restructuring.

      3.5 Priority of Liens; Title to Properties. The security interests and
          --------------------------------------
liens granted to Secured Party under this Agreement and the other Assignment Agreements constitute and shall constitute valid and perfected first priority liens and security interests in and upon the Deferred Purchase Price Collateral, which is not subject any other liens or security interests.

      3.6 Compliance with Other Agreements and Applicable Laws. Debtor is not in
          ----------------------------------------------------
default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Debtor is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any Governmental Authority.

      3.7 Obligations, Financing Agreements and Collateral.
          ------------------------------------------------

            (a) The outstanding principal balance of the Obligations as of the date hereof is $13,714,408.71.

            (b) After giving effect to the assignment by Secured Party to Debtor pursuant to the Assignment Agreements, each of the Financing Agreements constitutes the legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their respective terms. Debtor has no notice of any facts which impairs or may impair the validity or enforceability of the Financing Agreements.

            (c) After giving effect to the assignment by Secured Party to Debtor pursuant to the Assignment Agreements, Debtor has good title to all of the Financing Agreements, free and clear of all claims, liens, pledges, encumbrances and other assignments of any kind, nature or description, except those granted to Secured Party hereunder or except as may be limited pursuant to an order, in form and substance satisfactory to Secured Party, issued by the Bankruptcy Court in the Chapter 11 Case. Debtor has not and shall not perform any acts or execute any other instruments that might in any way impair or prevent Secured Party from fully exercising its rights under any of the terms, covenants and conditions of this Agreement and the other Assignment Agreements.

            (d) The obligations, liabilities and indebtedness of Borrower or any Guarantor evidenced by or arising pursuant to the Financing Agreements are and will continue to be owed free and clear of all offsets, deductions, defenses and counterclaims of every kind and nature and are not now nor will at any time become contingent upon the fulfillment of any contract or condition whatsoever, except as may be limited pursuant to an order, in form and substance satisfactory to Secured Party, issued by the Bankruptcy Court in the Chapter 11 Case.

            (e) The security interests, liens, pledges, mortgages and other interests granted to, or in favor of, Debtor with respect to the Collateral are and shall continue to be valid, enforceable and perfected first priority security interests in, mortgages and liens upon the Collateral. Debtor shall at all times maintain and take whatever action may be necessary in respect of any aircraft mortgage, real property or leasehold mortgages, fixture filings, financing statements and other instruments in all jurisdictions where required to perfect, preserve and protect its interests in the Collateral.

            (f) Debtor shall not consent to or enter into any modification, alteration, amendment or cancellation of any of the Obligations or any of the Financing Agreements, or waive or release any rights, remedies or benefits of Debtor under the Financing Agreements, in each case, without the express prior written consent of Secured Party. Debtor will give prompt notice to Secured Party of any notice of default or any other notice under any of the Financing Agreements at any time received or sent by Debtor or on its behalf, together with a complete copy of such notice. Debtor shall also give Secured Party prompt notice of any other event or condition concerning Borrower or any Guarantor or the assets, properties, condition (financial or otherwise), business or prospects of Borrower or any Guarantor.

            (g) The Financing Agreements have been duly and validly endorsed and assigned to the order of Secured Party, with recourse to Debtor, and none of the Financing Agreements are subject to any restrictions relative to the transfer, assignment and encumbrance thereof by Debtor to Secured Party.

            (h) At any time a Default or an Event of Default exists or has occurred and is continuing, Secured Party is hereby irrevocably authorized to notify Borrower or any Guarantor of the assignment of the Financing Agreements to Secured Party pursuant hereto and that Debtor has delivered the Financing Agreements to Secured Party duly endorsed to the order of Secured Party and to receive and accept directly from Borrower or any Guarantor all payments then due Debtor pursuant to the terms of the Loan Agreement and the other Financing Agreements. Debtor agrees that any checks or other remittances received by it in payment of any of Borrower's and any Guarantor's obligations under the Loan Agreement and the other Financing Agreements at any time shall be held in trust by Debtor for the benefit of Secured Party and promptly upon Secured Party's request, Debtor shall deliver to Secured Party in kind, any such checks or other remittances. Secured Party shall have the right to endorse Debtor's name on any and all checks and remittances made in payment under the Loan Agreement and the other Financing Agreements which are made payable to or to the order of Debtor. Debtor hereby irrevocably authorizes the application of such payments by Secured Party to the Deferred Purchase Price Obligations in such order and manner as Secured Party may determine.

            (i) Debtor will indemnify Secured Party and hold it harmless from any liability, cost, loss, damage or expense, including, without limitation, reasonable attorneys' fees and reasonable legal expenses, which may or might be incurred by it under any of the Loan Agreement and the other Financing Agreements or by reason of this Agreement, except as a result of Secured Party's gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction and except as otherwise provided in the other Assignment Agreements. In the event Secured Party incurs any such liability, cost, loss, damage or expense under any of the Loan Agreement and the other Financing Agreements or under or by reason of this Agreement, or in the defense of any such claims or demands, the amount thereof (including, without limitation, costs, expenses and attorneys' fees and legal expenses) shall be part of the Deferred Purchase Price Obligations and shall be payable by Debtor to Secured Party immediately upon demand therefor, together with interest at the rate then applicable to Deferred Purchase Price Obligations evidenced by the AASI Secured Notes.

            (j) Debtor agrees that it shall make all Loans (as defined in the Financing Agreements) and manage and perform all the obligations and duties of Secured Party under the Financing Agreements in accordance with the terms and conditions of the Financing Agreements, including, without limitation, the obligation to make advances pursuant to the Budget approved by the Bankruptcy Court on January 16, 2002. Debtor agrees that is shall not take any action that would adversely affect or impair any of the Obligations and the Collateral or any of the other Assigned Rights, and Debtor shall neither waive, nor exercise nor enforce any privileges, rights and remedies exercisable or enforceable by Debtor with respect thereto and under the Proof of Claim or any of the other Financing Agreements, including, without limitation, consent to the sale by Borrower or any Guarantor of any Collateral, except as permitted by the Financing Agreements as in effect on the date hereof.

      3.8 Transfer for Security Notice.
          ----------------------------

            (a) Debtor shall execute and deliver in favor of Secured Party, and Secured Party shall promptly file or cause to be filed with the Bankruptcy Court to the extent required by the Bankruptcy Rules, a Transfer for Security Notice to duly reflect the collateral assignment for security, and the grant of the security interest in and lien, in favor of Secured Party of the Proof of Claim and all other Assigned Rights under Bankruptcy Rule 3001(e).

            (b) Debtor (i) agrees to take such other steps as Secured Party may request to help Secured Party effect and evidence the security interest in and lien on the Proof of Claim and the other Assigned Rights to Secured Party in the Chapter 11 Case, (ii) waives notice of, and the right to object to, any filing in respect of Transfer Notice under Bankruptcy Rule 3001(e), and (c) agrees that it will not object to the filing of the Transfer for Security Notice.

      3.9 Financial Statements and Other Information. Debtor shall keep proper
          ------------------------------------------
books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Deferred Purchase Price Collateral and the business of Debtor and its subsidiaries (if any) in accordance with GAAP. Any documents, schedules, invoices or other papers delivered to Secured Party may be destroyed or otherwise disposed of by Secured Party one (1) year after the same are delivered to Secured Party, except as otherwise designated by Debtor to Secured Party in writing.

      3.10 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Debtor shall
           -------------------------------------------------------
not, directly or indirectly,

            (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it; provided, that, Debtor may merge with and into or consolidate with Borrower so long as each of the following conditions is satisfied as determined by Secured Party (a "Permitted Restructuring"): (i) Secured Party shall have received not less than ten (10) business days' prior written notice of the intention of Debtor to so merge or consolidate with Borrower, together with such information with respect thereto as Secured Party may request, (ii) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (iii) Secured Party shall have received true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including but not limited to, the certificate or certificates of merger or consolidation as filed with each appropriate Secretary of State, (iv) the surviving entity shall immediately upon the effectiveness of the merger or consolidation (A) expressly confirm in writing pursuant to an agreement, in form and substance satisfactory to Secured Party, its continuing liability in respect of the Deferred Purchase Price Obligations and the AASI Security Agreements and the other Assignment Agreements, (B) expressly grant to Secured Party a security interest in and lien on the FAA Type Certificate Collateral pursuant to a written agreement, in form and substance satisfactory to Secured Party, and (C) execute and deliver such other agreements, documents and instruments as Secured Party may request in connection with and the foregoing, (v) the surviving entity shall, immediately before and immediately after giving effect to such transaction or series of transactions have a net worth (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) equal to or greater than $5,000,000, and (vi) the surviving entity of such merger or consolidation shall not become obligated with respect to any indebtedness, nor any of its property shall become subject to any security interest or lien, pursuant to such merger or consolidation unless Borrower could incur such indebtedness or create such security interest or lien under the other Financing Agreements, or

            (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person, or

            (c) form or acquire any subsidiaries, except to the extent permitted by, and in accordance with the terms and conditions of, a Permitted Restructuring, or

            (d) wind up, liquidate or dissolve or

            (e) agree to do any of the foregoing.

      3.11 Encumbrances. Debtor shall not create, incur, assume or suffer to
           ------------
exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on the Collateral, except as permitted by the Financing Agreements, or any of the Deferred Purchase Price Collateral.

      3.12 Further Assurances. At the request of Secured Party at any time and
           ------------------
from time to time, Debtor shall, at its expense, at any time or times duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Deferred Purchase Price Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Assignment Agreements.

      3.13 Accuracy and Completeness of Information. All information furnished
           ----------------------------------------
by or on behalf of Debtor in writing to Secured Party in connection with this Agreement or any of the other Assignment Agreements or any transaction contemplated hereby or thereby is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Debtor, which has not been fully and accurately disclosed to Secured Party in writing.

      3.14 Survival of Warranties; Cumulative. All representations and
           ----------------------------------
warranties contained in this Agreement or any of the other Assignment Agreements shall survive the execution and delivery of this Agreement. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Debtor shall now or hereafter give, or cause to be given, to Secured Party.

SECTION 4. EVENTS OF DEFAULT; REMEDIES
           ---------------------------

      4.1 Events of Default. The occurrence or existence of any one or more of
          -----------------
the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

            (a) Debtor fails to pay when due any of the Deferred Purchase Price Obligations or fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Assignment Agreements;

            (b) any representation, warranty or statement of fact made by Debtor to Secured Party in this Agreement, the other Assignment Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

            (c) Debtor dissolves or suspends or discontinues doing business, other than to the extent permitted by a Permitted Restructuring;

            (d) Debtor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

            (e) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Debtor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Debtor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

            (f) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Debtor or for all or any part of its property, other than the Chapter 11 Case to the extent permitted by a Permitted Restructuring; or

            (g) any default by Debtor in respect any indebtedness (other than indebtedness owing to Secured Party), in any case in an amount in excess of $250,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Debtor under any material agreement, which default continues for more than the applicable cure period, if any, with respect thereto; or

            (h) any material provision hereof or of any of the other Assignment Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Secured Party) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the Assignment Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the Assignment Agreements shall cease to be a valid and perfected first priority security interest in any of the Deferred Purchase Price Collateral purported to be subject thereto (except as otherwise permitted herein or therein); or

            (i) any change of control of Debtor occurs; or

            (j) there shall be a material adverse change in the business, assets or prospects of Debtor after the date hereof; or

            (k) there shall be an event of default under any of the Assignment Agreements.

      4.2 Remedies.
          --------
            (a) At any time an Event of Default exists or has occurred, Secured Party shall have all rights and remedies provided in this Agreement, the Assignment Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Debtor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Secured Party hereunder, under any of the Assignment Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Secured Party's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Debtor of this Agreement or any of the Assignment Agreements. Secured Party may, at any time or times, proceed directly against Debtor to collect the Deferred Purchase Price Obligations or any of the Deferred Purchase Price Collateral.

            (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Secured Party may, in its discretion and, without limitation, (i) accelerate the payment of all Deferred Purchase Price Obligations and demand immediate payment thereof to Secured Party (provided, that, upon the occurrence of any Event of Default described in
 --------- ----
Sections 8.1(e) and 8.1(f), all Deferred Purchase Price Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises of Debtor on or in which any of the Deferred Purchase Price Collateral may be located, or (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Deferred Purchase Price Collateral.

            (c) Secured Party may apply the cash proceeds of Deferred Purchase Price Collateral actually received by Secured Party from any sale, lease, foreclosure or other disposition of the Deferred Purchase Price Collateral to payment of the Deferred Purchase Price Obligations, in whole or in part and in such order as Secured Party may elect, whether or not then due. Debtor shall remain liable to Secured Party for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including, without limitation, attorneys' fees and legal expenses.

SECTION 5. JURY TRIAL WAIVER; OTHER WAIVERS
           AND CONSENTS; GOVERNING LAW
           ---------------------------

     5.1  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
          ---------------------------------------------------------------------

            (a) The validity, interpretation and enforcement of this Agreement and the other Assignment Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Texas but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Texas.

            (b) Debtor and Secured Party irrevocably consent and submit to the non-exclusive jurisdiction of the District Court of the State of Texas and the United States District Court for the Northern District of Texas and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Assignment Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Assignment Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Secured Party shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which Secured Party deems necessary or appropriate in order to realize on the Deferred Purchase Price Collateral or to otherwise enforce its rights against Debtor or its property).

            (c) Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Secured Party's option, by service upon Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Debtor shall appear in answer to such process, failing which Debtor shall be deemed in default and judgment may be entered by Secured Party against Debtor for the amount of the claim and other relief requested.

            (d) DEBTOR AND SECURED PARTY EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER ASSIGNMENT AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER ASSIGNMENT AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTOR AND SECURED PARTY EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT DEBTOR OR SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (e) Secured Party shall not have any liability to Debtor (whether in tort, contract, equity or otherwise) for losses suffered by Debtor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Secured Party, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of Secured Party. In any such litigation, Secured Party shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Except as prohibited by law, Debtor waives any right which it may have to claim or recover in any litigation with Secured Party any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Debtor: (i) certifies that neither Secured Party nor any representative, agent or attorney acting for or on behalf of Secured Party has represented, expressly or otherwise, that Secured Party would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Assignment Agreements and (ii) acknowledges that in entering into this Agreement and the other Assignment Agreements, Secured Party is relying upon, among other things, the waivers and certifications set forth in this Section 5 and elsewhere herein and therein.

      5.2 Waiver of Notices. Debtor hereby expressly waives demand, presentment,
          -----------------
notice of intent to accelerate, notice of acceleration, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Deferred Purchase Price Obligations or the Deferred Purchase Price Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Deferred Purchase Price Obligations, the Deferred Purchase Price Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Debtor which Secured

Party may elect to give shall entitle Debtor to any other or further notice or demand in the same, similar or other circumstances.

      5.3 Amendments and Waivers. Neither this Agreement nor any provision
          ----------------------
hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Secured Party, and as to amendments, as also signed by an authorized officer of Debtor. Secured Party shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Secured Party. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Secured Party of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Secured Party would otherwise have on any future occasion, whether similar in kind or otherwise.

      5.4 Waiver of Counterclaims. Debtor waives all rights to interpose any
          -----------------------
claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Deferred Purchase Price Obligations, the Deferred Purchase Price Collateral or any matter arising therefrom or relating hereto or thereto.

      5.5 Indemnification. Debtor shall indemnify and hold Secured Party, and
          ---------------
its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Assignment Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Debtor shall pay the maximum portion which it is permitted to pay under applicable law to Secured Party in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, Debtor shall not assert, and Debtor hereby waives, any claim against Secured Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Assignment Agreements or any undertaking or transaction contemplated hereby. The foregoing indemnity shall survive the payment of the Deferred Purchase Price Obligations and the termination or non-renewal of this Agreement.

SECTION 6. MISCELLANEOUS
           -------------

      6.1 Right to Cure. Secured Party may, at its option, (a) cure any default
          -------------
by Debtor under this Agreement or any of the other Assignment Agreements or any of the Financing Agreements, (b) cure any default by Debtor under any agreement with a third party or pay or bond on appeal any judgment entered against Debtor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral or any of the Deferred Purchase Price Collateral and
(d) pay any amount, incur any expense or perform any act which, in Secured Party's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral or any of the Deferred Purchase Price Collateral and the rights of Secured Party with respect thereto. Secured Party may add any amounts so expended to the Deferred Purchase Price Obligations and charge Debtor's account therefor, such amounts to be repayable by Debtor on demand. Secured Party shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Debtor. Any payment made or other action taken by Secured Party under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

      6.2 Access to Premises. From time to time as requested by Secured Party,
          ------------------
at the cost and expense of Debtor, (a) Secured Party or its designee shall have complete access to all of Debtor's premises during normal business hours and after notice to Debtor, or at any time and without notice to Debtor if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Debtor's books and records, and (b) Debtor shall promptly furnish to Secured Party such copies of such books and records or extracts therefrom as Secured Party may request, and
(c) use during normal business hours such of Debtor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

      6.3 Notices. All notices, requests and demands hereunder shall be in
          -------
writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

         If to Debtor:              Advanced Aerodynamics & Structures, Inc.
                                    3205 Lakewood Boulevard
                                    Long Beach, California 90808
                                    Attention:  J. Nelson Happy, Esq.
                                    Telecopy No.: (562) 938-8670

         If to Secured Party:       Congress Financial Corporation (Southwest)
                                    1201 Main Street, Suite 1625
                                    Dallas, Texas 75202
                                    Attention: Regional Portfolio Manager
                                    Telecopy No. (312) 332-0424
         with a copy to:            Congress Financial Corporation
                                    1133 Avenue of the Americas
                                    New York, New York 10036
                                    Attention: Mr. Mark Fagnani
                                    Telecopy No. (212) 840-6259

      6.4 Partial Invalidity. If any provision of this Agreement is held to be
          ------------------
invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and Deferred Purchase Price Obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

      6.5 Successors. This Agreement, the other Assignment Agreements and any
          ----------
other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Secured Party, Debtor and their respective successors and assigns, except that Debtor may not assign its rights under this Agreement, the other Assignment Agreements and any other document referred to herein or therein without the prior written consent of Secured Party. Secured Party may, after notice to Debtor, assign its rights and delegate its Deferred Purchase Price Obligations under this Agreement and the other Assignment Agreements.

      6.6 Entire Agreement. This Agreement, the other Assignment Agreements, any
          ----------------
supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

      6.7 Nonapplicability of Article 5069-15.01 et seq. Debtor and Secured
          ---------------------------------------------
Party hereby agree that, except for Section 15.10(b) thereof, the provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-15.01 et seq. (Vernon 1987) (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Assignment Agreements.

      6.8 DTPA WAIVER. DEBTOR HEREBY WAIVES ALL PROVISIONS OF THE DECEPTIVE
          -----------
TRADE PRACTICES -- CONSUMER PROTECTION ACT (TEX. BUS. & COM. CODE ANN. ss. 17.01 ET SEQ. (VERNON SUPP. 1987)), OTHER THAN SECTION 17.555 THEREOF PERTAINING TO CONTRIBUTION AND INDEMNITY, AND EXPRESSLY WARRANTS AND REPRESENTS THAT DEBTOR
(a) HAS ASSETS OF $5,000,000 OR MORE, (b) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE DEBTOR TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION, (c) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO SECURED PARTY, AND (d) HAS BEEN

REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

      6.9 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER ASSIGNMENT
          ---------------------------
AGREEMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      6.10 Counterparts, Etc. This Agreement or any of the other Assignment
           -----------------
Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Assignment Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Assignment Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Secured Party and Debtor have caused these presents to be duly executed as of the day and year first above written.

SECURED PARTY                          DEBTOR
-------------                          ------

CONGRESS FINANCIAL CORPORATION         ADVANCED AERODYNAMICS &
(SOUTHWEST)                               STRUCTURES, INC.

By: ________________________________   By: _____________________________


Title: _______________________________ Title: __________________________

                                       Chief Executive Office:
                                       ----------------------
                                       3205 Lakewood Boulevard
                                       Long Beach Airport, California 90808

                                  SCHEDULE 1.3

                                       TO

              COLLATERAL ASSIGNMENT OF DEBT AND SECURITY AGREEMENTS

                   Description of AASI Type Certificate Assets
                   -------------------------------------------

      "AASI Type Certificate Assets" shall mean all of the following property and interests of Debtor related to the design and production of Jetcruiser 450 and 500, as set forth in the AASI Type Certificate and the other AASI
Certificates:

            (a) all present and future general intangibles of Debtor in any way related to the AASI Certificates issued by the FAA, including, without limitation, any AASI Type Certificates, together with the underlying specifications, other data and other tangible and intangible property or property rights related thereto;

            (b) now owned and hereafter acquired equipment of AASI, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, Proprietary Tooling, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located solely related to design, production, manufacture and sale of the aircraft identified in the AASI Type Certificate;

            (c) all AASI Records; and

            (d) all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

      For purposes of the definition of AASI Type Certificate Assets, the following terms shall have the meanings given to them below:

      1. "AASI Dealer's Aircraft Registration Certificate" shall mean the Dealer's Aircraft Registration Certificate issued by the FAA to Debtor pursuant to the Federal Aviation Act Laws, as the same now exists or may hereafter be amended, supplemented, renewed, extended, reissued or replaced.

      2. "AASI FAA Certificates" shall mean, collectively, all certificates required by the FAA and the Federal Aviation Act Laws for the manufacture, design, production, maintenance and/or use of aircraft by Debtor, including, without limitation, each AASI Type Certificate, AASI Production Certificates, AASI Airworthiness Certificates and AASI Dealer's Aircraft Registration Certificates, as the same now exist or may hereafter be amended, supplemented, renewed, extended, reissued or replaced.

      3. "AASI Proprietary Tooling" shall mean all of Debtor's now owned and hereafter acquired tools, molds, jigs and dies which are used solely for the manufacture of aircraft of the model and pursuant to the type design therefor which are the subject of an AASI Type Certificate.

      4. "AASI Records" shall mean all of Debtor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the AASI Type Certificate Assets or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including, without limitation, any rights with respect to the foregoing maintained with or by any other person).

      5. "AASI Production Certificate" shall mean a Production Certificate issued by the FAA to Debtor pursuant to the Federal Aviation Act Laws certifying that the manufacturing and production capabilities of Debtor to manufacture, produce and deliver airworthy aircraft and comply with the requirements of the FAA Aviation Act Laws, as the same now exists or may hereafter be amended, modified, supplemented, renewed, reissued or replaced.

      6. "AASI Type Certificate" shall mean, individually and collectively, Type Certificate Number A49M issued by the FAA to Debtor and each other AASI Type Certificate or supplement thereto issued by the FAA to Debtor pursuant to the Federal Aviation Act Laws certifying that the type design of certain aircraft models which are the subject of such AASI Type Certificate comply with the requirements of the Federal Aviation Act Laws, as the same now exists or may hereafter be amended, modified, supplemented, renewed, reissued or replaced.

                                  SCHEDULE 1.18

                                       TO

              COLLATERAL ASSIGNMENT OF DEBT AND SECURITY AGREEMENTS

                 Description of FAA Type Certificate Collateral
                 ----------------------------------------------

      To secure payment and performance of all Deferred Purchase Price Obligations, the surviving entity of a Permitted Restructuring shall grant to Secured Party a continuing security interest in, a lien upon, and a right of set off against, and shall assign to Secured Party as security, the following property and interests in property of such surviving entity, and wherever located (collectively, the "FAA Type Certificate Collateral"):

            (a) all present and future general intangibles in any way related to the FAA Certificates issued by the FAA, including, without limitation, any Type Certificates, together with the underlying specifications, other data and other tangible and intangible property or property rights related thereto;

            (b) now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, Proprietary Tooling, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located;

            (c) all Records; and

            (d) all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

      Debtor acknowledges and agrees that (i) the surviving entity of a Permitted Restructuring shall at all times maintain the AASI Type Certificate Assets separate and distinct from the FAA Type Certificate Collateral and (ii) if any of the AASI Type Certificate Assets are at any time used in connection with or commingled with the FAA Type Certificate Collateral, any such AASI Type Certificate Assets shall be deemed part of the FAA Type Certificate Collateral.

      1. "Mooney Dealer's Aircraft Registration Certificate" shall mean the Dealer's Aircraft Registration Certificate issued by the FAA to Borrower pursuant to the Federal Aviation Act Laws, as the same now exists or may hereafter be amended, supplemented, renewed, extended, reissued or replaced.

      2. "FAA" shall mean the Federal Aviation Administration of the United States Department of Transportation, and any successor or replacement administration, governmental agency or other entity having the same or similar authority and responsibilities.

      3. "Mooney FAA Certificates" shall mean, collectively, all certificates required by the FAA and the Federal Aviation Act Laws for the manufacture, design, production, maintenance and/or use of aircraft by Borrower, including, without limitation, each Mooney Type Certificate, Mooney Production Certificates, Airworthiness Certificates and Dealer's Aircraft Registration Certificates, Borrower, as the same now exist or may hereafter be amended, supplemented, renewed, extended, reissued or replaced.

      4. "Federal Aviation Act Laws" shall mean Title 49 of the United States Code, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      5. "Mooney Proprietary Tooling" shall mean all of Borrower's now owned and hereafter acquired tools, molds, jigs and dies which are used solely for the manufacture of aircraft of the model and pursuant to the type design therefor which are the subject of a Mooney Type Certificate.

      6. "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the FAA Type Certificate Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including, without limitation, any rights with respect to the foregoing maintained with or by any other person).

      7. "Mooney Production Certificate" shall mean a Production Certificate issued by the FAA to Borrower pursuant to the Federal Aviation Act Laws certifying that the manufacturing and production capabilities of Borrower to manufacture, produce and deliver airworthy aircraft and comply with the requirements of the FAA Aviation Act Laws, as the same now exists or may hereafter be amended, modified, supplemented, renewed, reissued or replaced.

      8. "Mooney Type Certificate" shall mean, individually and collectively, Type Certificate Number 2A3 issued by the FAA to Borrower and each other Type Certificate or supplement thereto issued by the FAA to Debtor pursuant to the Federal Aviation Act Laws certifying that the type design of certain aircraft models which are the subject of such Type Certificate comply with the requirements of the Federal Aviation Act Laws, as the same now exists or may hereafter be amended, modified, supplemented, renewed, reissued or replaced.

                                  SCHEDULE 3.3

                                       TO

              COLLATERAL ASSIGNMENT OF DEBT AND SECURITY AGREEMENTS

            Corporate and Organizational Information Regarding Debtor
            ---------------------------------------------------------

      The exact legal name of Debtor is Advanced Aerodynamics & Structures, Inc.

      Debtor is a corporation incorporated in Delaware. Debtor's organizational identification number is 2642691 and its federal employer identification number is 95-4257380.

      The chief executive office and mailing address of Debtor is 3205 Lakewood Boulevard, Long Beach Airport, California 90808. Debtor's books and records are located only at the above address and at the offices of Debtor's outside general counsel which is Luce, Forward, Hamilton and Scripps LLP, 600 W. Broadway, Suite 2600, San Diego, CA 92101. Except for its chief executive office Debtor has no other places of business and the only other location in which Debtor has assets is in New York, NY, where Debtor has two business accounts with Morgan Stanley containing cash and securities.